Exhibit 4.7

MOHAWK CAPITAL LUXEMBOURG S.A.,
as Issuer,
MOHAWK INDUSTRIES, INC.,
as Guarantor
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
_____________
FORM OF SENIOR SUBORDINATED INDENTURE
Dated as of [ ], 20[ ]
_____________

Exhibit 4.7

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.	DEFINITIONS 1

SECTION 1.2.	INCORPORATION BY REFERENCE OF TIA 9

SECTION 1.3.	RULES OF CONSTRUCTION 9
ARTICLE II
SECURITY FORMS

SECTION 2.1.	FORMS GENERALLY 10

SECTION 2.2.	FORM OF SECURITIES AND GUARANTEES 10

SECTION 2.3.	GLOBAL SECURITIES 11

SECTION 2.4.	FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION 11
ARTICLE III
THE SECURITIES

SECTION 3.1.	AMOUNT UNLIMITED; ISSUABLE IN SERIES 12

SECTION 3.2.	DENOMINATIONS 15

SECTION 3.3.	EXECUTION, AUTHENTICATION, DELIVERY AND DATING 15

SECTION 3.4.	TEMPORARY SECURITIES 16

SECTION 3.5.	HOLDER LISTS 17

SECTION 3.6.	REGISTRAR, PAYING AGENT AND DEPOSITARY 17

SECTION 3.7.	REGISTRATION OF TRANSFER AND EXCHANGE 18

SECTION 3.8.	MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES 19

SECTION 3.9.	PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED 20

SECTION 3.10.	PAYING AGENT TO HOLD MONEY IN TRUST 22

SECTION 3.11.	PERSONS DEEMED OWNERS 22

SECTION 3.12.	CANCELLATION 22

SECTION 3.13.	COMPUTATION OF INTEREST; USURY 23

SECTION 3.14.	CUSIP NUMBERS 23
ARTICLE IV
REDEMPTION

SECTION 4.1.	APPLICABILITY OF ARTICLE 23

SECTION 4.2.	ELECTION TO REDEEM; NOTICE TO TRUSTEE 24

SECTION 4.3.	SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED 24

SECTION 4.4.	NOTICE OF REDEMPTION 25

SECTION 4.5.	DEPOSIT OF REDEMPTION PRICE 26

SECTION 4.6.	SECURITIES PAYABLE ON REDEMPTION DATE 26

i

SECTION 4.7.	SECURITIES REDEEMED IN PART 27
ARTICLE V
SINKING FUNDS

SECTION 5.1.	APPLICABILITY OF ARTICLE 27

SECTION 5.2.	SATISFACTION OF SINKING FUND PAYMENTS WITH
SECURITIES    27

SECTION 5.3.	REDEMPTION OF SECURITIES FOR SINKING FUND 28
ARTICLE VI
COVENANTS

SECTION 6.1.	PAYMENT OF SECURITIES 28

SECTION 6.2.	MAINTENANCE OF OFFICE OR AGENCY 28

SECTION 6.3.	CORPORATE EXISTENCE 29

SECTION 6.4.	COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT 29

SECTION 6.5.	REPORTS 30
ARTICLE VII
SUCCESSOR CORPORATION

SECTION 7.1.	LIMITATION ON MERGER, SALE OR CONSOLIDATION 30

SECTION 7.2.	SUCCESSOR CORPORATION SUBSTITUTED 31
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

SECTION 8.1.	EVENTS OF DEFAULT 31

SECTION 8.2.	ACCELERATION OF MATURITY DATE; RESCISSION AND ANNULMENT 33

SECTION 8.3.	COLLECTION OF DEBT AND SUITS FOR ENFORCEMENT BY TRUSTEE 33

SECTION 8.4.	TRUSTEE MAY FILE PROOFS OF CLAIM 34

SECTION 8.5.	TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES 35

SECTION 8.6.	PRIORITIES 35

SECTION 8.7.	LIMITATION ON SUITS 36

SECTION 8.8.	UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE
PRINCIPAL, PREMIUM AND INTEREST    36

SECTION 8.9.	RIGHTS AND REMEDIES CUMULATIVE 37

SECTION 8.10.	DELAY OR OMISSION NOT WAIVER 37

SECTION 8.11.	CONTROL BY HOLDERS 37

SECTION 8.12.	WAIVER OF EXISTING OR PAST DEFAULT 37

SECTION 8.13.	UNDERTAKING FOR COSTS 38

SECTION 8.14.	RESTORATION OF RIGHTS AND REMEDIES 38

SECTION 8.15.	WAIVER OF STAY, EXTENSION OR USURY LAWS 39
ARTICLE IX
TRUSTEE

SECTION 9.1.	DUTIES OF TRUSTEE 39

SECTION 9.2.	RIGHTS OF TRUSTEE 40

SECTION 9.3.	INDIVIDUAL RIGHTS OF TRUSTEE 42

SECTION 9.4.	TRUSTEE’S DISCLAIMER 42

SECTION 9.5.	NOTICE OF DEFAULT 42

SECTION 9.6.	REPORTS BY TRUSTEE TO HOLDERS 42

SECTION 9.7.	COMPENSATION AND INDEMNITY 42

SECTION 9.8.	REPLACEMENT OF TRUSTEE 43

SECTION 9.9.	SUCCESSOR TRUSTEE BY MERGER, ETC. 44

SECTION 9.10.	ELIGIBILITY; DISQUALIFICATION 44

SECTION 9.11.	PREFERENTIAL COLLECTION OF CLAIMS AGAINST
COMPANY OR GUARANTOR    45
ARTICLE X
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 10.1.	OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE 45

SECTION 10.2.	LEGAL DEFEASANCE AND DISCHARGE 45

SECTION 10.3.	COVENANT DEFEASANCE 46

SECTION 10.4.	CONDITIONS TO LEGAL OR COVENANT DEFEASANCE 46

SECTION 10.5.	DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS
TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS    48

SECTION 10.6.	REPAYMENT TO THE COMPANY 48

SECTION 10.7.	REINSTATEMENT 48
ARTICLE XI
GUARANTEE

SECTION 11.1.	GUARANTEE 49

SECTION 11.2.	LIMITATION ON LIABILITY 51

SECTION 11.3.	EXECUTION AND DELIVERY OF GUARANTEES 51

SECTION 11.4.	SUCCESSORS AND ASSIGNS 51

SECTION 11.5.	NO WAIVER, ETC. 51

SECTION 11.6.	MODIFICATION, ETC. 52

SECTION 11.7.	SUBORDINATION OF GUARANTEE 52
ARTICLE XII
SUBORDINATION

SECTION 12.1.	SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS 52

SECTION 12.2.	PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. 53

SECTION 12.3.	NO PAYMENT WHEN DESIGNATED SENIOR INDEBTEDNESS
IS IN DEFAULT    53

SECTION 12.4.	SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS 53

SECTION 12.5.	PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS 53

SECTION 12.6.	TRUSTEE TO EFFECTUATE SUBORDINATION 54

SECTION 12.7.	NO WAIVER OF SUBORDINATION PROVISIONS 54

SECTION 12.8.	NOTICE TO TRUSTEE 54

SECTION 12.9.	RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT 55

SECTION 12.10.	TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS 55

SECTION 12.11.	RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE’S RIGHTS 56

SECTION 12.12.	ARTICLE APPLICABLE TO PAYING AGENTS 56

SECTION 12.13.	TRUSTEE’S NOTICE REGARDING SENIOR INDEBTEDNESS 56
ARTICLE XIII
AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 13.1.	SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF
HOLDERS    56

SECTION 13.2.	AMENDMENTS, SUPPLEMENTAL INDENTURES AND
WAIVERS WITH CONSENT OF HOLDERS    58

SECTION 13.3.	SUBORDINATION UNIMPAIRED 60

SECTION 13.4.	COMPLIANCE WITH TIA 60

SECTION 13.5.	REVOCATION AND EFFECT OF CONSENTS 60

SECTION 13.6.	NOTATION ON OR EXCHANGE OF SECURITIES 61

SECTION 13.7.	TRUSTEE TO SIGN AMENDMENTS, ETC. 61
ARTICLE XIV
MISCELLANEOUS

SECTION 14.1.	TIA CONTROLS 62

SECTION 14.2.	FORM OF DOCUMENTS DELIVERED TO TRUSTEE 62

SECTION 14.3.	ACTS OF HOLDERS; RECORD DATES 62

SECTION 14.4.	NOTICES 64

SECTION 14.5.	COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS 66

SECTION 14.6.	CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT 66

SECTION 14.7.	STATEMENTS REQUIRED IN CERTIFICATE OR OPINION 66

SECTION 14.8.	RULES BY TRUSTEE, PAYING AGENT, REGISTRAR 67

SECTION 14.9.	LEGAL HOLIDAYS 67

SECTION 14.10.	GOVERNING LAW 67

SECTION 14.11.	WAIVER OF JURY TRIAL 68

SECTION 14.12.	WAIVER OF IMMUNITY 68

SECTION 14.13.	JUDGMENT CURRENCY 69

SECTION 14.14.	NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS 69

SECTION 14.15.	NO RECOURSE AGAINST OTHERS 69

SECTION 14.16.	SUCCESSORS 69

SECTION 14.17.	DUPLICATE ORIGINALS 70

SECTION 14.18.	SEVERABILITY 70

SECTION 14.19.	TABLE OF CONTENTS, HEADINGS, ETC. 70

v

Exhibit 4.7

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	9.10
(a)(2)	9.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	9.10
(b)	9.10
(c)	N.A.

311(a)	9.11
(b)	9.11
(c)	N.A.

312(a)	3.5
(b)	14.5
(c)	14.5

313(a)	9.6
(b)	9.6
(c)	9.6
(d)	9.6

314(a)	6.5(a), 6.6
(b)(1)	N.A.
(b)(2)	N.A.
(c)(1)	14.6
(c)(2)	14.6
(c)(3)	N.A.
(d)	N.A.
(e)	14.7
(f)	N.A.

315(a)	9.1
(b)	9.5
(c)	9.1
(d)	9.1
(e)	8.13

316(a)(last sentence)	1.1
(a)(1)(A)	8.11

TIA Section	Indenture Section
(a)(1)(B)	N.A.
(a)(2)	8.12
(b)	8.8
(c)	14.3

317(a)(1)	8.3
(a)(2)	8.4
(b)	3.10

318(a)	14.1
(b)	N.A.
(c)	14.1
___________________
N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

Exhibit 4.7

SENIOR SUBORDINATED INDENTURE, dated as of [ ], 20[ ], by and among Mohawk Capital Luxembourg S.A., a Luxembourg company having its registered office at 10B, rue des Mérovingiens, L-8070 Bertrange, registered with the Luxembourg Trade and Companies’ Register under number B 198.756 (the “Company”), Mohawk Industries, Inc., a Delaware corporation (the “Guarantor”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).
The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series as in this Indenture provided.
The Guarantor has duly authorized the execution and delivery of this Indenture to make the Guarantee provided herein.
All things necessary to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.	DEFINITIONS
“Acceleration Notice” shall have the meaning specified in Section 8.2.
“Act”, when used with respect to any Holder, has the meaning specified in Section 14.3.
“Affiliate” means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or another specified Person. For purposes of this definition, the term “control” means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.
“Agent” means any Registrar, Paying Agent or co-Registrar.
“Applicable Procedures” of a Depositary means, with respect to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.
“Beneficial Owner” or “beneficial owner” for purposes of the definition of Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable; the term “beneficial ownership” shall have a corresponding meaning.
“Board of Directors” means the board of directors of the Company or the Guarantor, as the case may be, or any duly authorized committee of the board of directors of the Guarantor.
“Board Resolution” means (i) in the case of the Company, a copy of a resolution certified by the chairman of the Board of Directors or by any two members of the Board of Directors or (ii) in the case of the Guarantor, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Guarantor, in each case, to have been duly adopted by the Board of Directors of the Company or the Guarantor, as applicable, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close; provided that, when used with respect to any Security, “Business Day” may have such other meaning, if any, as may be specified for such Security as contemplated by Section 3.1.
“Cash” or “cash” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” means the Person named as such in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” means such successor.
“Company Request” or “Company Order” means, respectively, a written request or order signed in the name of the Company by an Officer and delivered to the Trustee from time to time.
“Consolidated Subsidiary” means a Subsidiary of the Company whose financial statements are consolidated with those of the Company in accordance with GAAP.
“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Two Midtown Plaza, 1349 Peachtree Street, N.W., Suite 1050, Atlanta, Georgia 30309, Attention: Global Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).
“Covenant Defeasance” shall have the meaning specified in Section 10.3.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
“Debt” means, at any time, all obligations of the Company and each Consolidated Subsidiary, to the extent such obligations would appear as a liability upon the consolidated balance sheet of the Company and the Consolidated Subsidiaries, in accordance with GAAP, (1) for borrowed money, (2) evidenced by bonds, debentures, notes or other similar instruments, and (3) in respect of any letters of credit supporting any Debt of others, and all guarantees by the Company or any Consolidated Subsidiary of Debt of others.
“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.
“Defaulted Interest” shall have the meaning specified in Section 3.9.
“Depositary” means, with respect to Securities of any series issuable in whole or in the form of one or more Global Securities, a clearing agency registered under the Exchange Act or other applicable law or regulation that is designated to act as the Depositary for such Securities as contemplated by Section 3.1, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, “Depositary” shall mean or include such successor.
“Event of Default” shall have the meaning specified in Section 8.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Expiration Date” has the meaning specified in Section 14.3.
“GAAP” means United States generally accepted accounting principles as of the date of any computation required hereunder. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.
“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.3 (or such legend as may be specified as contemplated by Section 3.1 for such Securities).
“guarantee” means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another Person.  The term “guarantee” used as a verb has a corresponding meaning.  The term “guarantor” shall mean any Person providing a guarantee of any obligation.

“Guarantee” means each guarantee of the Securities contained in Article XI given by the Guarantor.

“Guarantee Obligations” shall have the meaning specified in Section 11.1.

“Guarantor” means the Person named as “Guarantor” in the first paragraph of this instrument, each successor Guarantor or any other Person who becomes a Guarantor in accordance with the terms of this Indenture.

“Holder” means a Person in whose name a Security is registered in the Security Register.
“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more Supplemental Indentures, including, for all purposes of this instrument and any such Supplemental Indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such Supplemental Indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.1.
“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.
“Interest Payment Date”, when used with respect to any Security, means the stated due date of an installment of interest on such Security.
“Judgment Conversion Date” shall have the meaning specified in Section 14.13(a).
“Judgment Currency” shall have the meaning specified in Section 14.14(a).
“Legal Defeasance” shall have the meaning specified in Section 10.2.
“Lien” means any mortgage, pledge, hypothecation, encumbrance, security interest, statutory or other lien, or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
“Maximum Interest Rate” shall have the meaning specified in Section 3.13.
“Obligation Currency” shall have the meaning specified in Section 14.13(a).
“Officer” means (i) with respect to the Company, any authorized signatory of the Company, including as the case may be the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, the General Counsel or the Secretary of the Company, if any, an (ii) with respect to the guarantor, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, the General Counsel or the Secretary of the Guarantor or any authorized signatory of the Guarantor, designated in an Officers’ Certificate and delivered to the Trustee.
“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company or the Guarantor, as the case may be, delivered to the Trustee from time to time and otherwise complying with the requirements of Sections 14.6 and 14.7, if applicable.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and, if applicable, complying with the requirements of Sections 14.6 and 14.7.
“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 8.2.
“Outstanding”, when used with respect to Securities or Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:
(1)    such Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
(2)    such Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
(3)    such Securities as to which Legal Defeasance has been effected pursuant to Section 10.2;
(4)    such Securities which have been paid pursuant to Section 3.8 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and
(5)    such Securities as to which any property deliverable upon conversion thereof has been delivered (or such delivery has been duly provided for), or as to which any other particular conditions have been satisfied, in each case as may be provided for such Securities as contemplated in Section 3.1;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 8.2, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.1, (C) the principal amount of a Security denominated in one or more foreign currencies, composite currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.1, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
“Paying Agent” shall have the meaning specified in Section 3.6.
“Person” or “person” means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.
“Place of Payment”, when used with respect to the Securities of any series and subject to Section 3.6 and Section 6.2, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 3.1.
“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.8 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
“Principal” of any Debt means the principal amount of such Debt as of any date of determination.
“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
“Registrar” shall have the meaning specified in Section 3.6.
“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.1.
“Regulation S-X” means Regulation S-X promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.
“SEC” means the Securities and Exchange Commission.
“Securities” means unsecured debentures, notes, related book entries or other evidences of indebtedness of any series, as the case may be, issued by the Company from time to time, and authenticated and delivered under this Indenture.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Securities Custodian” means the Trustee, as custodian with respect to the Global Securities, or any successor entity thereto.
“Security Register” shall have the meaning specified in Section 3.6.
“Senior Indebtedness” of the Company or the Guarantor, as the case may be, with respect to any series of Securities issued hereunder means the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding at the date hereof or hereafter incurred or created:
(i)    all indebtedness of such Person for borrowed money (including any indebtedness secured by a mortgage, conditional sales contract or other lien which is (a) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or (b) existing on property at the time of acquisition thereof);

(ii)    all indebtedness of such Person evidenced by notes, debentures, bonds or other similar interests sold by such Person for money;

(iii)    all lease obligations of such Person which are capitalized on the books of such Person in accordance with generally accepted accounting principles;

(iv)    all indebtedness of others of the kinds described in either of the preceding clauses (i) or (ii) and all lease obligations of others of the kind described in the preceding clause (iii) assumed by or guaranteed in any manner by such Person or in effect guaranteed by such Person through an agreement to purchase, contingent or otherwise; and

(vi)    all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (i), (ii) and (iv) and all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (iii) and (iv);

unless, in the case of any particular indebtedness, guarantee, lease, renewal, extension or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the Securities or the Guarantees, as the case may be.
“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.9.
“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
“Subordinated Indebtedness” means, with respect to a Person, Indebtedness of such Person (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the, Senior Indebtedness, Securities or a Guarantee of the Securities by such Person, as the case may be, pursuant to a written agreement to that effect as provided in article XII.
“Subsidiary” means any Person of which the Guarantor, or the Guarantor and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own more than 50% of the Voting Stock.
“Supplemental Indenture” means an indenture supplemental to this Indenture, which supplements, amends or modifies this Indenture and is entered into by the parties to this Indenture as provided in Article XIII.
“TIA” means the Trust Indenture Act of 1939, as amended, (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of the execution of this Indenture; provided, however, that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “TIA” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.
“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“U.S. Government Obligations” means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.
“Voting Stock” means outstanding shares of capital stock or similar equity interests having under ordinary circumstances voting power for the election of directors, managers or the substantial equivalent thereof whether at all times or only so long as no senior class of stock or similar equity interest has such voting power by reason of the happening of any contingency.

SECTION 1.2.	INCORPORATION BY REFERENCE OF TIA
Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
“Commission” means the SEC.
“indenture securities” means the Securities.
“indenture security holder” means a Holder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor” on the indenture securities means the Company, the Guarantor and any other obligor on any Security.
All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

SECTION 1.3.	RULES OF CONSTRUCTION
Unless the context otherwise requires:
(1)    a term has the meaning assigned to it;
(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)    “or” is not exclusive;
(4)    “including” means including, without limitation;
(5)    words in the singular include the plural, and words in the plural include the singular;

(6)    provisions apply to successive events and transactions;
(7)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
(8)    references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.
ARTICLE II
SECURITY FORMS

SECTION 2.1.	FORMS GENERALLY
All Securities and all Guarantees shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officers executing such Securities and Guarantees, as evidenced by their execution thereof. The definitive Securities and Guarantees shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods on any type of paper, or may be produced in any other manner permitted by the rules of any securities exchange all as determined by the Officers executing such Securities and Guarantees, as evidenced by their execution of such Securities and Guarantees.

SECTION 2.2.	FORM OF SECURITIES AND GUARANTEES
Each Security in a series and each Guarantee shall be in a form approved by or pursuant to a Supplemental Indenture hereto and a Board Resolution or by an Officer or Officers pursuant to authority delegated to that Officer or those Officers pursuant to a Board Resolution. If the form of the Securities of a series and the related Guarantee is not prescribed by the Supplemental Indenture relating to that series, upon or prior to the delivery to the Trustee for authentication of the first Security to be issued of that series, the Company shall deliver to the Trustee, the Board Resolution by or pursuant to which such form of the Security for that series and the related Guarantee has been approved, which Board Resolution shall have attached thereto a copy of the form of the Security and related Guarantee approved, or a certificate of an Officer, attested to by the Secretary or an Assistant Secretary of the Company, certifying that an Officer, acting pursuant to delegated authority from the Board of Directors, approved the form of the Securities of that series and the related Guarantee and attaching a copy of the form of the Security approved and related Guarantee and a true and complete copy of the resolutions of the Board of Directors delegating authority to that Officer to approve the form of Securities and related Guarantee. If temporary Securities of any series are issued in global form as permitted by Section 3.4, the form thereof also shall be established as provided in this Section 2.2.

SECTION 2.3.	GLOBAL SECURITIES
If Securities of a series are issuable in whole or in part in global form, as contemplated by Section 3.1, then, notwithstanding Section 3.1 and Section 3.2, such Global Security shall represent such of the Outstanding Securities of that series as shall be specified in such Global Security and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased to reflect exchanges or partial redemptions or increased to reflect the issuance of additional uncertificated Securities of that series. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities of a series represented thereby shall be made in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.3.
Unless otherwise specified as contemplated by Section 3.1 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE [OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”),] TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE [OF DTC] (AND ANY PAYMENT IS TO BE MADE TO [CEDE & CO.] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE [OF DTC]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.

SECTION 2.4.	FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION
The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.
U.S. Bank National Association,
as Trustee

Dated:    By:
        Authorized Signatory
ARTICLE III
THE SECURITIES

SECTION 3.1.	AMOUNT UNLIMITED; ISSUABLE IN SERIES
The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more Supplemental Indentures hereto, prior to the issuance of Securities of any series,
(1)    the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);
(2)    any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4 or 4.7 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder); provided, however, that the authorized aggregate principal amount of such series may from time to time be increased above such amount by a Board Resolution to such effect;
(3)    the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;
(4)    the date or dates on which the principal of any Securities of the series is payable or the method by which such date or dates shall be determined or extended;
(5)    the rate or rates at which any Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;
(6)    the Place of Payment;
(7)    the period or periods within which or the date or dates on which, the price or prices at which, and the terms and conditions upon which, any Securities of the series may be redeemed, in whole or in part, at the option of the Company (including amendments or modifications to the provisions of Article IV hereof) and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;
(8)    the obligation and/or right, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and all terms and conditions upon which any Securities of the series may or shall be redeemed or purchased, in whole or in part, pursuant to such obligation and/or right;
(9)    if other than denominations of $1,000 and any multiple thereof, the denominations in which any Securities of the series shall be issuable;
(10)    if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;
(11)    if other than the currency of the United States of America, the currency, currencies, composite currency, composite currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for the purposes of making payment in the currency of the United States of America and applying the definition of “Outstanding” in Section 1.1;
(12)    if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies, composite currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies, composite currency, composite currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);
(13)    if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 8.2 or the method by which such portion shall be determined;

(14)    if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);
(15)    if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 10.2 or Section 10.3 or both such Sections, or pursuant to a manner varying from such Sections, any provisions to permit a pledge of obligations other than U.S. Government Obligations (or the establishment of other arrangements) to satisfy the requirements of Section 10.4 for defeasance of such Securities and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;
(16)    if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.3, any addition to, elimination of or other change in the circumstances set forth in clause (2) of the last paragraph of Section 3.7 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof and any other provisions governing exchanges or transfers of any such Global Security;
(17)    any addition to, elimination of or other change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 8.2;
(18)    any addition to, elimination of or other change in the covenants set forth in Article VI which applies to Securities of the series;
(19)    any provisions necessary to permit or facilitate the issuance, payment or conversion of any Securities of the series that may be converted into securities or other property other than Securities of the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at the option of the Company or otherwise;
(20)    the terms and conditions, if any, pursuant to which the Securities of the series are secured;

(21)    any restriction or condition on the transferability of the Securities of such series;
(22)    the exchanges, if any, on which the Securities may be listed;
(23)    any amendments or modifications to the subordination provisions in Article XII; and
(24)    any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 13.1(4)).
All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.3) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such Supplemental Indenture hereto. If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company, if any, otherwise by one class A director and one class B director of the Company, and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

SECTION 3.2.	DENOMINATIONS
The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 3.1. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of that series shall be issuable in denominations of $1,000 and any multiple thereof.

SECTION 3.3.	EXECUTION, AUTHENTICATION, DELIVERY AND DATING
The Securities shall be executed on behalf of the Company by two Officers by manual or facsimile signature. The Guarantee endorsed thereon shall be executed on behalf of the Guarantor by any Officer of the Guarantor by manual or facsimile signature.
Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee shall, upon receipt of the Company Order, authenticate and deliver such Securities as this Indenture provides and not otherwise.
If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.2 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such

Securities, the Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying upon, an Opinion of Counsel stating,
(1)    if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.2, that such form has been established in conformity with the provisions of this Indenture;
(2)    if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture; and
(3)    that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, liabilities or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution or the Officers’ Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of that series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of that series to be issued.
Each Security shall be dated the date of its authentication.
No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.12, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 3.4.	TEMPORARY SECURITIES
Pending the preparation of definitive Securities of any series, the Company and the Guarantor may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary

Securities having duly executed Guarantees endorsed thereon, which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities and Guarantees may determine, as evidenced by their execution of such Securities and Guarantees.
If temporary Securities of any series are issued, the Company and the Guarantor will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of that series, the temporary Securities of that series shall be exchangeable for definitive Securities of that series upon surrender of the temporary Securities of that series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company and the Guarantor shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series having Guarantees duly endorsed thereon of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of that series and tenor.

SECTION 3.5.	HOLDER LISTS
The Trustee shall preserve, in a form as is reasonably practicable, the most recent list available to it of the names and addresses of all Holders of Securities of each series, by series, and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date with respect to a series of Securities and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of such series, and the Company shall otherwise comply with TIA §312(a).

SECTION 3.6.	REGISTRAR, PAYING AGENT AND DEPOSITARY
For Luxembourg law purposes, the Company will hold at its registered office a register of the Securities in which [Euroclear/Clearstream] will be recorded as the holder of the Securities.
The Company shall also maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register (the “Security Register”) of each series of Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar with respect to the Securities of any series without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain an entity other than the Trustee as either Registrar or Paying Agent for the affected series of Securities, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the

Global Securities. The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Securities Custodian with respect to the Global Securities.

SECTION 3.7.	REGISTRATION OF TRANSFER AND EXCHANGE
Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company and the Guarantor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series having a duly executed Guarantee for such series endorsed thereon of any authorized denominations and of like tenor and aggregate principal amount.
At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency of the Company. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
All Securities and any Guarantee thereof issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and Guarantee thereof surrendered upon such registration of transfer or exchange.
Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 3.7 or 11.5 not involving any transfer.
If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 4.3 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:
(1)    Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.
(2)    Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by Section 3.1, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Company for other certificated Securities if (i) the Company delivers to the Trustee written notice from the Depositary that (x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Securities and the Company thereupon fails to appoint a successor Depositary within 90 days or (y) the Depositary is no longer a clearing agency registered under the Exchange Act, (ii) the Company, in its sole discretion, determines that the Global Securities (in whole but not in part) should be exchanged for other certificated Global Securities and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of Outstanding Securities of the applicable series if there shall have occurred and be continuing a Default or Event of Default with respect to such Securities. If the Company designates a successor Depositary as aforesaid, such Global Security shall promptly be exchanged in whole for one or more other Global Securities registered in the name of the successor Depositary, whereupon such designated successor shall be the Depositary for such successor Global Security or Global Securities and the provisions of Clauses (1), (2), (3) and (4) of this Section shall continue to apply thereto.
(3)    Subject to Clause (2) above and to such applicable provisions, if any, as may be specified as contemplated by Section 3.1, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.
(4)    Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 3.4, 3.6 or 11.5 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

SECTION 3.8.	MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES
If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company and the Guarantor shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series having a duly executed Guarantee and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company, the Guarantor and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company, the Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company and the Guarantor shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series having a duly executed Guarantee and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security of any series and the Guarantee, if endorsed thereon, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series, and any Guarantee endorsed thereon, duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.9.	PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED
Except as otherwise provided as contemplated by Section 3.1 with respect to any Securities of a series, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (whether or not such day is a Business Day).
Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:
(1)    The Company may elect to make payment of any Defaulted Interest payable on any Securities of a series to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each of such Securities and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of such Securities in the manner set forth in Section 14.4, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).
(2)    The Company may make payment of any Defaulted Interest on any Securities of a series in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which such Securities may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.
Except as may otherwise be provided in this Section 3.9 or as contemplated in Section 3.1 with respect to any Securities of a series, the Person to whom interest shall be payable on any Security that first becomes payable on a day that is not an Interest Payment Date shall be the Holder of such Security on the day such interest is paid.
Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable. Notwithstanding the foregoing, the terms of any Security that may be converted may provide that the provisions of this paragraph do not apply, or apply with such additions, changes or omissions as may be provided thereby, to such Security.

SECTION 3.10.	PAYING AGENT TO HOLD MONEY IN TRUST
The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of the applicable Securities of any series or the Trustee all money held by the Paying Agent for the payment of principal or any premium or interest on such Securities and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of such Securities all money held by it as Paying Agent with respect to such Securities. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for any Securities.

SECTION 3.11.	PERSONS DEEMED OWNERS
Prior to due presentment of a Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.9) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

SECTION 3.12.	CANCELLATION
All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order; provided, however, that the Trustee shall not be required to destroy such cancelled Securities.

SECTION 3.13.	COMPUTATION OF INTEREST; USURY
Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
The amount of interest (or amounts deemed to be interest under applicable law) payable or paid on any Security shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York, or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York law, which could lawfully be contracted for, taken, reserved, charged or received (the “Maximum Interest Rate”). If, as a result of any circumstances whatsoever, the Company or any other Person is deemed to have paid interest (or amounts deemed to be interest under applicable law) or any Holder of a Security is deemed to have contracted for, taken, reserved, charged or received interest (or amounts deemed to be interest under applicable law), in excess of the Maximum Interest Rate, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of validity, and if under any such circumstance, the Trustee, acting on behalf of the Holders, or any Holder shall ever receive interest or anything that might be deemed interest under applicable law that would exceed the Maximum Interest Rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing on the applicable Security or Securities and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of any such Security or Securities, such excess shall be refunded to the Company; provided that the Company and not the Trustee shall be responsible for collecting any such refund from the Holders. In addition, for purposes of determining whether payments in respect of any Security are usurious, all sums paid or agreed to be paid with respect to such Security for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Security.

SECTION 3.14.	CUSIP NUMBERS
The Company in issuing the Securities may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
ARTICLE IV
REDEMPTION

SECTION 4.1.	APPLICABILITY OF ARTICLE

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and, except as otherwise specified as contemplated by such terms and/or Section 3.1 for such Securities, in accordance with this Article.

SECTION 4.2.	ELECTION TO REDEEM; NOTICE TO TRUSTEE
The election of the Company to redeem any Securities shall be established in or pursuant to a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Securities. In case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 30 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be agreed to in writing by the Trustee), notify the Trustee in writing of such Redemption Date, of the principal amount of Securities of that series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (ii) pursuant to an election of the Company that is subject to a condition specified in the terms of those Securities, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition and if requested by the Trustee under Section 9.2(b) hereof, an Opinion of Counsel. Any obligation of the Company to redeem any Securities may be subject to the satisfaction of one or more conditions precedent, each as may be specified by the Company in the notice of redemption referenced to in Section 4.4 hereof.

SECTION 4.3.	SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED
If less than all the Securities of any series are to be redeemed (unless all the Securities of that series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of that series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of that series; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of that series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of that series and specified tenor not previously called for redemption in accordance with the preceding sentence.
If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

The Trustee shall promptly notify the Company and each Registrar in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.
The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 4.4.	NOTICE OF REDEMPTION
Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at such Holder’s current address appearing in the Security Register.
All notices of redemption shall identify the Securities to be redeemed (including CUSIP numbers, if any) and shall state:
(1)    the Redemption Date,
(2)    the Redemption Price,
(3)    if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,
(4)    that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,
(5)    the place or places where each such Security is to be surrendered for payment of the Redemption Price,
(6)    for any Securities that by their terms may be converted, the terms of conversion, the date on which the right to convert the Security to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion,
(7)    any condition or conditions to the obligation of the Company to redeem the Securities (which may be included at the sole and absolute discretion of the Company), and

(8)    that the redemption is for a sinking fund, if such is the case.
Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company and shall be irrevocable (subject to the satisfaction of any condition set forth in such notice). The failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.
In addition, if such redemption or purchase is subject to the satisfaction of one or more conditions precedent, as permitted above, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

SECTION 4.5.	DEPOSIT OF REDEMPTION PRICE
On or before 12:00 Noon, New York City time on any Redemption Date, and subject to the satisfaction of any condition or conditions set forth in the notice of redemption delivered pursuant to Section 4.4, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 3.10) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date, other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.
If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 3.9 or in the terms of such Security) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 4.6.	SECURITIES PAYABLE ON REDEMPTION DATE
Notice of redemption having been given as aforesaid, the Securities so to be redeemed (but subject to the satisfaction of any condition or conditions set forth in the notice of redemption delivered pursuant to Section 4.4) shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.1, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.
If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 4.7.	SECURITIES REDEEMED IN PART
Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge (other than payment by the Company of charges previously agreed to by the Company and the Trustee in writing), a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.
ARTICLE V
SINKING FUNDS

SECTION 5.1.	APPLICABILITY OF ARTICLE
The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.1 for such Securities.
The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 5.2. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

SECTION 5.2.	SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES
The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been converted in accordance with their terms or which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of that series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed (or at such other prices as may be specified for such Securities as contemplated in Section 3.1), for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 5.3.	REDEMPTION OF SECURITIES FOR SINKING FUND
Not less than 90 days (or such shorter period as shall be agreed to in writing by the Trustee) prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 5.2 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 4.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 4.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 4.6 and 4.7.
ARTICLE VI
COVENANTS

SECTION 6.1.	PAYMENT OF SECURITIES
The Company shall pay the principal of and any premium and interest on the Securities of any series on the dates and in the manner provided herein and in the applicable Security. An installment of principal of or interest on any Security of any series shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders of such Security (on or before 10:00 a.m. New York City time to the extent necessary to provide the funds to the Depositary in accordance with the Depositary’s procedures) on that date cash deposited and designated for and sufficient to pay the installment.
The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Security of that series compounded semi-annually, to the extent lawful.

SECTION 6.2.	MAINTENANCE OF OFFICE OR AGENCY
The Company shall maintain in each Place of Payment for any series of Securities, an office or agency (which may be an office of the Trustee, of the Registrar or of an agent of the Trustee or the Registrar) where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or the Guarantor in respect of the Securities of that series, any Guarantee and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company and the Guarantor hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 3.1, the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

SECTION 6.3.	CORPORATE EXISTENCE
Except as otherwise permitted by Article VII, the Company and Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and its material rights (charter, statutory and/or articles of association); provided, however, that the Company and Guarantor shall not be required to preserve any such right if the Board of Directors of the Company or the Guarantor shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company or the Guarantor, as applicable.

SECTION 6.4.	COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT
(a)    The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, complying with TIA § 314(a)(4) and stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture (without regard to notice requirements or grace periods) and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers’ Certificate shall also notify the Trustee in writing should the relevant fiscal year end on any date other than the current fiscal year end date. The Officer’s Certificate to be provided under this Section 6.4 need not comply with Section 14.6 hereof.
(b)    The Company shall, so long as any Security of any series is Outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default with respect to such series, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

SECTION 6.5.	REPORTS
So long as any of the Securities remain Outstanding, the Guarantor shall file with the SEC or, if the Guarantor is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, post on the Guarantor’s website, in either case within the time periods specified in the SEC’s rules and regulations, including the additional periods provided by Rule 12b-25 under the Exchange Act, annual reports and other reports or statements prepared in accordance with the reporting provisions under Section 13 or Section 15(d) of the Exchange Act.
ARTICLE VII
SUCCESSOR CORPORATION

SECTION 7.1.	LIMITATION ON MERGER, SALE OR CONSOLIDATION
The Company shall not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety, whether in a single transaction or a series of related transactions, to another Person, unless:
(1)    either (a) the Company is the surviving entity or (b) the resulting, surviving or transferee entity formed by such consolidation or into which the Company is merged or which acquires or leases the Company’s assets is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by a Supplemental Indenture (in form and substance reasonably satisfactory to the Trustee) all of the Company’s obligations in connection with the Securities and this Indenture;
(2)    no Default or Event of Default will exist immediately after giving effect to such transaction (applying Article 11 of Regulation S-X to such transaction as and to the extent applicable); and

(3)    the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel meeting the requirements of Sections 14.6 and 14.7 hereof.
For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the assets, substantially as an entirety, of one or more Subsidiaries of the Company, the Company’s interest in which constitutes the Company’s assets substantially as an entirety, shall be deemed to be the transfer of the Company’s assets substantially as an entirety.

SECTION 7.2.	SUCCESSOR CORPORATION SUBSTITUTED
Upon any consolidation or merger or any transfer or lease of the assets of the Company substantially as an entirety in accordance with Section 7.1, the surviving entity formed by such consolidation or into which the Company is merged or to which such transfer or lease is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named herein as the Company, and (except in the case of a lease) when a surviving entity duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the Company shall be released from such obligations (except with respect to any obligations that arise from, or are related to, such transaction).
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

SECTION 8.1.	EVENTS OF DEFAULT
“Event of Default” with respect to Securities of any series, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(i)    the Company’s failure to pay any installment of interest on any Security of that series as and when the same becomes due and payable and the continuance of any such failure for 30 days; or
(ii)    the Company’s failure to pay all or any part of the principal of, or premium, if any, on any Security of that series when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise; or
(iii)    the Company’s failure to deposit any sinking fund payment, when and as due by the terms of a Security of that series, and continuance of any such failure for 30 days; or

(iv)    with respect to the Securities of that series, the Company’s failure to observe or perform any other covenant or agreement in respect of any Security of that series contained in this Indenture or in such Security (other than a covenant or agreement a default in whose performance is elsewhere in this Section specifically dealt with or that has been expressly included in this Indenture by means of a Supplemental Indenture solely for the benefit of Securities of a series other than that series) or in the applicable Board Resolution under which that series is issued as contemplated by Section 3.01 and, the continuance of such failure for a period of 60 days after written notice of such failure, specifying such failure and requiring the same to be remedied, has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series; or
(v)    a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company or the Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or the Guarantor under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company or the Guarantor, or any substantial part of the property of the Company or the Guarantor, or for the winding up or liquidation of the affairs of the Company or the Guarantor, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days; or
(vi)    the Company or the Guarantor shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any of the foregoing; or
(vii)    any Guarantee ceases to be in full force and effect or any Guarantee is declared to be null and void and unenforceable or any Guarantee is found to be invalid or the Guarantor denies its liability under its Guarantee (other than by reason of release of the Guarantor in accordance with the terms of this Indenture); or
(viii)    any other event or occurrence that is designated to be an Event of Default provided with respect to Securities of that series in the Supplemental Indenture or Board Resolution that establishes the terms of the Securities of that series.
Notwithstanding the foregoing provisions of this Section 8.1, if the principal or any premium or interest on any Security is payable in a currency other than the currency of the United States of America and such currency is not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the

Company will be entitled to satisfy its obligations to Holders of the Securities by making such payment in the currency of the United States of America in an amount equal to the currency of the United States of America equivalent of the amount payable in such other currency, as determined by the Trustee (and confirmed by the Company in writing) by reference to the noon buying rate in The City of New York for cable transfers for such currency (the “Exchange Rate”), as such Exchange Rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. The Trustee shall not be liable for the calculation of the Exchange Rate as provided herein. Notwithstanding the foregoing provisions of this Section 8.1, any payment made under such circumstances in the currency of the United States of America where the required payment is in a currency other than the currency of the United States of America will not constitute an Event of Default under this Indenture.

SECTION 8.2.	ACCELERATION OF MATURITY DATE; RESCISSION AND ANNULMENT
If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing (other than an Event of Default specified in Section 8.1(v) or Section 8.1(vi)), then in every such case, unless the principal of the Outstanding Securities of that series shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series, by notice in writing to the Company specifying the respective Event of Default (and to the Trustee if given by Holders) (an “Acceleration Notice”), may declare all principal, determined as set forth below, and accrued interest on such series (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in, or determined in accordance with, the terms of that series) to be due and payable immediately. If an Event of Default specified in Section 8.1(v) or Section 8.1(vi) occurs, all principal and accrued interest on such series (or, in the case of any Security of that series which specifies an amount to be due and payable thereon upon acceleration of the Maturity thereof, such amount as may be specified by the terms thereof) will be immediately due and payable on all Outstanding Securities of that series without any declaration or other act on the part of the Trustee or any Holders.
The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, by written notice to the Trustee, may rescind and annul any acceleration and its consequences with respect to the Securities of that series so long as (a) such rescission occurs before a judgment or decree is entered based on such acceleration and (b) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest, if any, on all Securities of that series that have become due solely because of the acceleration, have been cured or waived as provided in Section 8.12.

SECTION 8.3.	COLLECTION OF DEBT AND SUITS FOR ENFORCEMENT BY TRUSTEE
Each of the Company and the Guarantor covenants that if an Event of Default in payment of principal, premium or interest specified in clause (i) or (ii) of Section 8.1 hereof occurs and is continuing with respect to Securities of any series, the Company or the Guarantor shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of Securities of that series, the whole amount then due and payable on Securities of that series for principal, premium (if any), and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), and on any overdue interest, at the rate borne by such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 9.7.
If the Company or the Guarantor fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders of Securities of that series, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, the Guarantor or any other obligor upon the Securities of that series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon such Securities, wherever situated.
If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of that series by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 8.4.	TRUSTEE MAY FILE PROOFS OF CLAIM
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Securities of any series or the property of the Company, the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(1)    to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of such Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 9.7) and of the Holders of Securities of that series allowed in such judicial proceeding, and
(2)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of a series to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 9.7 hereof.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Securities of any series any plan of reorganization, arrangement, adjustment or composition affecting Securities of that series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any such Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee with respect to any such proceeding relating to the Guarantor.

SECTION 8.5.	TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES
All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of such Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders of such Securities, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 9.7, be for the ratable benefit of such Holders of such Securities in respect of which such judgment has been recovered.

SECTION 8.6.	PRIORITIES
Any money collected by the Trustee pursuant to this Article VIII shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), or interest, upon presentation of the Securities of any series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
1:     To the Trustee in payment of all amounts due pursuant to Section 9.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection, as provided in such Section;
2:     To holders of Senior Indebtedness of the Company and, if such money or property has been collected from the Guarantor, to holders of Senior Indebtedness of the Guarantor, in each case to the extent required by Articles XI and XII;
3:     To the Holders of such Securities in payment of the amounts then due and unpaid for principal of, premium (if any), and interest on, such Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), and interest, respectively; and

4:     To the Company, the Guarantor or such other Person as may be lawfully entitled thereto, the remainder, if any, each as their respective interests may appear.
The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 8.6.

SECTION 8.7.	LIMITATION ON SUITS
No Holder of any Security of any series shall have any right to institute, or to order or direct the Trustee to institute, any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder with respect to such Security, unless:
(A)    such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;
(B)    the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(C)    such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;
(D)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(E)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;
it being understood and intended that no one or more Holders of Securities of that series shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of that series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of that series.

SECTION 8.8.	UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST
Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any), and (subject to Section 3.9) interest on, such Security on the Maturity Dates of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date), and, if the terms of such Security so provide, to convert such Security in accordance with its terms, and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION 8.9.	RIGHTS AND REMEDIES CUMULATIVE
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 3.8 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 8.10.	DELAY OR OMISSION NOT WAIVER
No delay or omission by the Trustee or by any Holder of any Securities to exercise any right or remedy arising upon any Event of Default with respect to such Securities shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VIII or by law to the Trustee or to the Holders of any Security may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holders, as the case may be.

SECTION 8.11.	CONTROL BY HOLDERS
The Holder or Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to the Securities of that series; provided that
(1)    such direction shall not be in conflict with any applicable rule of law or with this Indenture;
(2)    the Trustee shall not determine that the action so directed would be unduly prejudicial to the Holders not taking part in such direction; and
(3)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 8.12.	WAIVER OF EXISTING OR PAST DEFAULT
The Holder or Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of all the Securities of that series, waive any existing or past Default or Event of Default with respect to the Securities of that series and its consequences under this Indenture, except a continuing Default or Event of Default with respect to the Securities of that series:

(A)    in the payment of the principal of, premium, if any, or interest on, any Security of that series as specified in clauses (i) and (ii) of Section 8.1 hereof and not yet cured; or
(B)    with respect to any covenant or provision hereof which, under Article XIII, cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected.
Upon any such waiver, such Default or Event of Default shall cease to exist, and any other Default or Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default with respect to the Securities of that series or impair the exercise of any right arising therefrom. The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents (or other evidence of such consents as may be reasonably satisfactory to the Trustee).
This Section 8.12 shall be in lieu of TIA §§ 316(a)(1)(A) and 316(a)(1)(B) and such sections of the TIA are hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 8.13.	UNDERTAKING FOR COSTS
All parties to this Indenture agree, and each Holder of any Security of any series by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture with respect to the Security of that series, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee with respect to that series, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 8.13 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of the Security of that series, or group of Holders of the Security of that series, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Security of that series, or to any suit instituted by any Holder of that series for enforcement of the payment of principal of, or premium (if any), or interest on, any Security of that series on or after the respective Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

SECTION 8.14.	RESTORATION OF RIGHTS AND REMEDIES
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture with respect to any Security of any series and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and all Holders of the Security of that series shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 8.15.	WAIVER OF STAY, EXTENSION OR USURY LAWS
Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium of, or interest on any Security as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantor hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE IX
TRUSTEE

The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

SECTION 9.1.	DUTIES OF TRUSTEE
(a)    If an Event of Default has occurred and is continuing (and has not been cured or waived in accordance with the terms of this Indenture) with respect to Securities of any series, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such Securities and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
(b)    Except during the continuance of an Event of Default with respect to Securities of any series:
(1)    the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee; and any rights of the Trustee to take any action that is permitted, but not required, to be taken by this Indenture shall not be construed as an obligation or duty to do so; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    this paragraph does not limit the effect of paragraph (b) of this Section 9.1;
(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.11 hereof.
(d)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers.
(e)    Reserved.
(f)    The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company (including without limitation to the extent the Trustee receives funds prior to the interest payment date in order to comply with the provisions of Section 6.1). Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.
(g)    The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.
(h)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 9.1 and to the provisions of the TIA.

SECTION 9.2.	RIGHTS OF TRUSTEE
Subject to Section 9.1 hereof, with respect to Securities of any series:
(a)    The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.
(b)    Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Sections 14.6 and

14.7 hereof, except as specifically provided herein. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.
(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)    The Trustee shall not be liable for any action it or its agent takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture.
(e)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
(f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
(g)    Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or the Guarantor shall be sufficient if signed by an Officer of the Company or the Guarantor, as applicable.
(h)    The Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article VI hereof or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge of an event which is in fact such a default (and such notice references the Securities and this Indenture), and in the absence of any such notice or any such actual knowledge, the Trustee may conclusively assume that no Default or Event of Default exists.
(i)    Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate, an Opinion of Counsel, or both.
(j)    The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(k)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities under this Indenture, and to each Agent, Custodian and other person employed by the Trustee in furtherance of carrying out its duties under this Indenture.

SECTION 9.3.	INDIVIDUAL RIGHTS OF TRUSTEE
The Trustee, or any of its Affiliates, in its individual or any other capacity may become the owner or pledgee of Securities of any series and may otherwise deal with the Company, the Guarantor, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent or Custodian may do the same with like rights. However, the Trustee must comply with Sections 9.10 and 9.11 hereof.

SECTION 9.4.	TRUSTEE’S DISCLAIMER
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities of any series, and it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Securities of any series (other than the Trustee’s certificate of authentication) or in any prospectus or other disclosure materials distributed with respect to the Securities of any series (other than information provided by the Trustee concerning the Trustee), or for the use or application of any funds received by a Paying Agent other than the Trustee.

SECTION 9.5.	NOTICE OF DEFAULT
If a Default or an Event of Default occurs and is continuing with respect to Securities of any series and if it is known to the Trustee as provided in Section 9.2(h) hereof, the Trustee shall mail to each Holder of that series notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default in the payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of any Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 9.6.	REPORTS BY TRUSTEE TO HOLDERS
Within 60 days after each March 15 beginning with the March 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Holder a brief report dated as of such March 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b) and 313(c).
The Company shall promptly notify the Trustee in writing if the Securities of any series become listed on any securities exchange or automated quotation system or of any delisting thereof.
A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which any Securities are listed.

SECTION 9.7.	COMPENSATION AND INDEMNITY

The Company agrees to pay to the Trustee (in its capacity as such) from time to time such reasonable compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. In addition to such compensation for services, the Company shall promptly reimburse the Trustee (and any predecessor Trustee with respect to all matters and events existing or alleged to exist on or prior to the date such person ceased to be a Trustee) upon request for all reasonable disbursements, expenses (including costs of collection) and advances actually incurred or made by it in accordance with this Indenture or carrying out its duties hereunder. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents, accountants, experts and counsel.
The Company agrees to indemnify the Trustee (in any capacity under this Indenture including as Trustee, Agent or Securities Custodian) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel), loss or liability incurred by it without negligence, willful misconduct or bad faith on the part of the Trustee, arising out of or in connection with the acceptance and the administration of this trust and its rights or duties hereunder, including, without limitation, the reasonable costs and expenses of defending itself against any investigation, claim or liability (whether asserted by the Company, any Holder or any other person) in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity; provided, however, that any failure to so notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee’s defense and if the Trustee is advised by its counsel that there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent, which shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.1(v) or (vi) of this Indenture occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
The Company’s obligations under this Section 9.7 shall survive the resignation or removal of the Trustee, the discharge of the Company’s obligations pursuant to Article X of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

SECTION 9.8.	REPLACEMENT OF TRUSTEE
The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities of any series may remove the Trustee with respect to that series by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company’s consent. The Company or the Guarantor may remove the Trustee with respect to any series of Securities if:
(a)    the Trustee fails to comply with Section 9.10 hereof;
(b)    the Trustee is adjudged bankrupt or insolvent;
(c)    a receiver, Custodian or other public officer takes charge of the Trustee or its property; or
(d)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason with respect to Securities of any series, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of that series of Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and, provided that all sums owing to the retiring Trustee provided for in Section 9.7 hereof have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of the affected series at the current address of each such Holder as set forth in the Security Register.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed with respect to Securities of any series, the retiring Trustee (at the Company’s cost and expense), the Company or the Holder or Holders of at least 10% in aggregate principal amount of the outstanding Securities of that series may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 9.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company’s obligations under Section 9.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 9.9.	SUCCESSOR TRUSTEE BY MERGER, ETC.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 9.10.	ELIGIBILITY; DISQUALIFICATION

The Trustee shall at all times satisfy the requirements of TIA § 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000, as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

SECTION 9.11.	PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY OR GUARANTOR
The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
ARTICLE X
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 10.1.	OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE
The Company, at the Company’s option and at any time, may elect to have Section 10.2 or Section 10.3 of this Indenture applied to all Outstanding Securities of any series upon compliance with the conditions set forth below in this Article X.

SECTION 10.2.	LEGAL DEFEASANCE AND DISCHARGE
Upon the Company’s exercise under Section 10.1 hereof of the option applicable to this Section 10.2 with respect to the Outstanding Securities of any series, the Company and the Guarantor shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities as to which this option provided in Section 10.1 is exercised, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, and this Indenture shall cease to be of further effect as to all such Outstanding Securities, except as to be deemed to be Outstanding only for the purposes of the Sections of this Indenture referred to in (a) and (b) below, and the Company shall be deemed to have satisfied all other of its obligations under such Outstanding Securities and this Indenture with respect to such Securities (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due from the trust described in Section 10.5, (b) the Company’s obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 3.7, 3.8, 3.10, 6.2, 10.5, 10.6 and 10.7 hereof, and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company’s obligations in connection therewith. If the Company exercises its option under this Section 10.2 with respect to the Outstanding Securities of any series, then payment of the Securities of such series may not be accelerated because of an Event of Default. Subject to compliance with this Article X, the Company may exercise its option under this Section 10.2 notwithstanding the prior exercise of its option under Section 10.3 hereof with respect to such Securities.

SECTION 10.3.	COVENANT DEFEASANCE
Upon the Company’s exercise under Section 10.1 hereof of the option applicable to this Section 10.3 with respect to the Outstanding Securities of any series, the Company and the

Guarantor shall be released from its obligations under any covenants provided pursuant to Section 3.1(18) and the covenants contained in Sections 6.3, 6.4 and 6.5 and Article VII hereof and the Guarantor shall be released from its obligations under Article XI and the Guarantee with respect to all Outstanding Securities as to which this option provided in Section 10.1 is exercised, on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and such Outstanding Securities shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities of any series as to which the Covenant Defeasance has occurred, the Company and the Guarantor shall not need to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant with respect to such Securities, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 8.1(iv) with respect to such Securities, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 10.4.	CONDITIONS TO LEGAL OR COVENANT DEFEASANCE
(a)    The following shall be the conditions to the application of either Section 10.2 or 10.3 hereof to any Securities or any series of Securities, as the case may be, to be defeased:
(i) the Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities as to which Legal Defeasance or Covenant Defeasance will occur, U.S. legal tender, U.S. Government Obligations, a combination thereof, or other obligations as may be provided as contemplated by Section 3.1(15) with respect to such Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Securities on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Securities, and the Trustee, for the benefit of the Holders of such Securities, has a valid and perfected security interest in obligations so deposited;
(ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that: (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and no Default or Event of Default under Section 8.1(v) or Section 8.1(vi) occurs, at any time in the period ending on the 91st day after the date of deposit;
(v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (excluding this Indenture) to which the Company, the Guarantor or any of its Subsidiaries is a party or by which the Company, the Guarantor or any of its Subsidiaries is bound;
(vi) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Securities over any other creditors of the Company or the Guarantor or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company, the Guarantor or others;
(vii) such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be qualified under such Act or exempt from regulation thereunder; and
(viii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officers’ Certificate, (i) through (vi) and, in the case of the Opinion of Counsel, clauses (i) (with respect to the validity and perfection of the security interest), (ii), (iii) and (v) of this paragraph have been complied with.
(a)    If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Securities to be so defeased when due,

then the obligations of the Company under this Indenture with respect to such Securities will be revived and no such defeasance will be deemed to have occurred.

SECTION 10.5.	DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS
Subject to Section 10.6 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 10.5, the “Paying Agent”) pursuant to Section 10.4 hereof in respect of any Securities to be defeased shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Securities.

SECTION 10.6.	REPAYMENT TO THE COMPANY
(a)    Anything in this Article X to the contrary notwithstanding, the Trustee or the Paying Agent shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in Section 10.4 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 10.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
(b)    Any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Securities and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.7.	REINSTATEMENT

If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 10.2 or 10.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Guarantor under this Indenture with respect to such Securities and Guarantee affected shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.2 or 10.3 hereof until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 10.2 and 10.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE XI
GUARANTEE

SECTION 11.1.    GUARANTEE
The Guarantor hereby unconditionally and irrevocably guarantees on a senior subordinated basis to each Holder and to the Trustee and its successors and assigns (a) the full and prompt payment (within applicable grace periods) of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and prompt performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guarantee Obligations”).  The Guarantor further agrees that the Guarantee Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that the Guarantor will remain bound under this Article XI notwithstanding any extension or renewal of any Guarantee Obligation.

The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guarantee Obligations and also waives notice of protest for nonpayment.  The Guarantor waives notice of any default under the Securities or the Guarantee Obligations.  The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantee Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guarantee Obligations; or (f) any change in the ownership of the Guarantor.

The Guarantor further agrees that its Guarantee herein constitutes a guaranty of payment, performance and compliance when due (and not a guaranty of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guarantee Obligations.

To the fullest extent permitted by law, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantee Obligations or otherwise.  Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guarantee Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

The Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guarantee Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guarantee Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise (within applicable grace periods), or to perform or comply with any other Guarantee Obligation (within applicable grace periods), the Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guarantee Obligations, (ii) accrued and unpaid interest on such Guarantee Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guarantee Obligations of the Company to the Holders and the Trustee.

The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations guaranteed hereby until payment in full of all Guarantee Obligations.  The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guarantee Obligations guaranteed hereby may be accelerated as provided in Article VIII for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guarantee Obligations as provided in Article VIII, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section.

SECTION 11.2.    LIMITATION ON LIABILITY
Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to the Guarantor, voidable under applicable federal or state law relating to fraudulent conveyance or fraudulent transfer.

SECTION 11.3.    EXECUTION AND DELIVERY OF GUARANTEES
The Guarantee to be endorsed on the Securities shall be in the form approved as set forth in Section 2.2 hereof.  The Guarantor hereby agrees to execute its Guarantee in such form, to be endorsed on each Security authenticated and delivered by the Trustee.

Each Guarantee shall be executed on behalf of the Guarantor by any one of the Guarantor’s Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, Chief Financial Officer or Vice Presidents.  The signature of any or all of these officers on the Guarantee may be manual or facsimile.

A Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Guarantor shall bind the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which such Guarantee is endorsed or did not hold such offices at the date of such Guarantee.

Each Guarantee shall be registered, transferred, exchanged and cancelled, and shall be held in definitive or global form, in the same manner and together with, the Security to which it relates, in accordance with Article III.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantor. The Guarantor hereby jointly and severally agrees that its Guarantee set forth in Section 11.1 shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any Security.

SECTION 11.4.    SUCCESSORS AND ASSIGNS
This Article XI shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.5.     NO WAIVER, ETC.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

SECTION 11.6.    MODIFICATION, ETC.
No modification, amendment or waiver of any provision of this Article, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless (a) the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given and (b) the Trustee shall have received any Officer’s Certificate or Opinion of Counsel requested under Section 9.2(b).  No notice to or demand on the Guarantor in any case shall entitle the Guarantor or any other guarantor to any other or further notice or demand in the same, similar or other circumstances. Notwithstanding anything to the contrary provided herein, no modification, amendment or waiver shall reduce or limit the Guarantee Obligations without the consent of the Holder of each of the Outstanding Securities affected thereby.

SECTION 11.7.    SUBORDINATION OF GUARANTEE
The obligations of the Guarantor pursuant to its Guarantee and this Article XI shall be (a) junior and subordinated in right of payment to the prior payment in full in cash of all Senior Indebtedness of the Guarantor and (b) senior in right of payment to all existing and future Subordinated Indebtedness of the Guarantor.  For the purposes of this Section 11.7, Article XII shall apply to the obligations of the Guarantor under its Guarantee, this Article XI and the other provisions of this Indenture as if references therein to the Company, the Securities, Senior Indebtedness and Subordinated Indebtedness were references to the Guarantor, the Guarantee, Senior Indebtedness of the Guarantor and Subordinated Indebtedness of the Guarantor, respectively.

ARTICLE XII
SUBORDINATION

SECTION 12.1.    SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS
The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees that, to the extent and in the manner hereinafter set forth in this Article XII, the principal of, premium, if any, and interest on all Securities issued hereunder, is hereby expressly made subordinate in right of payment to the prior payment in full in cash of all Senior Indebtedness.

The provisions of this Article XII define the subordination of the Securities, as obligations of the Company, with respect to Senior Indebtedness of the Company, as defined for the Company.

SECTION 12.2.    PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.
In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or its assets, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company, all Senior Indebtedness must be paid in full in cash before any payment is made on account of the principal of, premium, if any, or interest on the Securities.

SECTION 12.3.	NO PAYMENT WHEN DESIGNATED SENIOR INDEBTEDNESS IS IN DEFAULT
During the continuance of any default in the payment of principal, or premium, if any, or interest on any Senior Indebtedness, when the same becomes due and payable, and after receipt by the Trustee and the Company from representatives of holders of such Senior Indebtedness of written notice of such default, no direct or indirect payment by or on behalf of the Company of any kind or character may be made on account of the principal of, premium, if any, or interest on, or the purchase, redemption or other acquisition of, the Securities unless and until such default has been cured or waived or has ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in cash, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

SECTION 12.4.	SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS
Subject to the payment in full in cash of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article XII to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full.  For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XII, and no payments over pursuant to the provisions of this Article XII to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company and its creditors (other than holders of Senior Indebtedness and the Holders of the Securities), be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

SECTION 12.5.    PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS
The provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand.  Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company and its creditors (other than holders of Senior Indebtedness and the Holders of the Securities), the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any and interest on the Securities as and when the same shall become due and payable in accordance with their terms; (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company (other than the holders of Senior Indebtedness); or (c) prevent the Trustee or the Holder of any Securities from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 12.6.    TRUSTEE TO EFFECTUATE SUBORDINATION
Each Holder of a Security by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XII and appoints the Trustee its attorney-in-fact for any and all such purposes. For the avoidance of doubt, the Trustee in effectuating and carrying out the subordination provisions hereof shall be entitled to all of the rights and interests provided for in Article IX of this Indenture, except as otherwise specifically provided in this Article XII.

SECTION 12.7.    NO WAIVER OF SUBORDINATION PROVISIONS
No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following:  (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 12.8.    NOTICE TO TRUSTEE
The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the

Securities.  Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 9.1 and 9.2, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received at its Corporate Trust Office the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment in cash of the principal of, premium, if any or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date and, further, shall not be liable in any manner for any payments made in accordance with the provisions hereof.

SECTION 12.9.	RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT
Upon any payment or distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Sections 9.1 and 9.2, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

SECTION 12.10.	TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS
The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise, except in the case of gross negligence or willful misconduct on the part of the Trustee.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

SECTION 12.11.	RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE’S RIGHTS
The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XII with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article XII shall apply to claims of, or payments to, the Trustee or its agent or counsel under or pursuant to Section 9.7.

SECTION 12.12.    ARTICLE APPLICABLE TO PAYING AGENTS
In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article XII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XII in addition to or in place of the Trustee; provided, however, that Section 12.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 12.13.    TRUSTEE’S NOTICE REGARDING SENIOR INDEBTEDNESS
The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder).  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

ARTICLE XIII
AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 13.1.	SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS

Without the consent of any Holder of any Securities, the Company and the Guarantor when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more Supplemental Indentures hereto, in form satisfactory to the Trustee, for any of the following purposes:
(1)    to cure any ambiguity or to correct or supplement any provision contained herein or in any Supplemental Indenture which may be defective or inconsistent with any other provision contained herein or in any Supplemental Indenture or to make any changes hereto or to any Supplemental Indenture that are required by law;
(2)    to add to the covenants of the Company or the Guarantor such further covenants, restrictions or conditions for the benefit of the Holders of Securities of all or any series (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of that series or those series specified in such Supplemental Indenture), and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of that series or those series specified in such Supplemental Indenture); provided, however, that in respect of any such additional covenant, restriction or condition such Supplemental Indenture may provide for a particular period of grace after Default (which period may be shorter or longer than allowed in the case of other Defaults) or may provide for any immediate enforcement upon such Default or may limit the remedies available to be exercised by the Trustee in its discretion upon such Default but may not limit the remedies available to be exercised by the Holders;
(3)    to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated form;
(4)    to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such Supplemental Indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding;
(5)    to provide for collateral for or guarantors of the Securities of any series;
(6)    to evidence the succession of another Person to the Company or the Guarantor, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article VII;
(7)    to modify, eliminate or add to the provisions of this Indenture to comply with the TIA;

(8)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 9.8;
(9)    to establish the form or terms of Securities of any series as permitted by Section 2.1 and 3.1;
(10)    to add to or change any of the provisions of this Indenture with respect to any Securities that by their terms may be converted into securities or other property other than Securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such Securities;
(11)    to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded; or
(12)    to provide for the payment by the Company of additional amounts in respect of taxes imposed on certain Holders and for the treatment of such additional amounts as interest and for all matters incidental thereto.
Upon the written request of each of the Company and the Guarantor accompanied by a Board Resolution authorizing the execution of any such Supplemental Indenture, and upon receipt by the Trustee of any Officers’ Certificate or Opinion of Counsel requested under Section 9.2(b) hereof, the Trustee shall join with the Company and the Guarantor in the execution of any Supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to (but may in its discretion) enter into such Supplemental Indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 13.2.	AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT OF HOLDERS
Subject to Section 8.8 hereof, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby (including consents obtained in connection with a tender offer or exchange offer for such Securities), by written act of said Holders delivered to the Company and the Trustee, the Company and the Guarantor, when authorized by Board Resolutions, and the Trustee for Securities of each such series may amend or supplement this Indenture or enter into one or more Supplemental Indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of that series under this Indenture or the applicable Securities. Subject to Section 8.8, the Holder or Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series may waive compliance by the Company and the Guarantor with any provision of this Indenture or such Securities with respect to such series. Notwithstanding any of the above, however, no such amendment, Supplemental Indenture or waiver shall, without the consent of the Holder of each Outstanding Security affected thereby:
(1)    extend the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 8.2, or change any Place of Payment where, or the coin or currency in which, any such Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);
(2)    reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such amendment, Supplemental Indenture or waiver provided for in this Indenture;
(3)    modify any of the provisions of this Section or Section 8.12, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 9.8 and 11.1(8);
(4)    cause such Security to become subordinate in right of payment to any other Debt, except to the extent provided in the terms of such Security; or
(5)    if any Security provides that the Holder may require the Company to repurchase or convert such Security, impair such Holder’s right to require repurchase or conversion of such Security on the terms provided therein.
A Supplemental Indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of that series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
Upon the written request of each of the Company and the Guarantor accompanied by a Board Resolution authorizing the execution of any such amendment or supplement to this Indenture or of any such Supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of any Officers’ Certificate or Opinion of Counsel requested under Section 9.2(b) hereof, the Trustee shall join with the Company and the Guarantor in the execution of such amendment or supplement to this Indenture or of such Supplemental Indenture, but the Trustee shall not be obligated to (but may in its discretion) enter into any such amendment or supplement to this Indenture or any such

Supplemental Indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.
It shall not be necessary for the consent of the Holders under this Section 13.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture or waiver.
After an amendment, supplement or waiver under this Section 13.2 or under Section 13.5 hereof becomes effective, it shall bind each Holder.
In connection with any amendment, supplement or waiver under this Article XIII, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder’s consent to such amendment, supplement or waiver.

SECTION 13.3.	SUBORDINATION UNIMPAIRED
This Indenture may not be amended at any time to alter the subordination, as provided herein, of any of the Securities then Outstanding without the written consent of the requisite holders of each series of debt securities representing Senior Indebtedness (as determined in accordance with the terms of the instrument governing such Senior Indebtedness) then outstanding that would be adversely affected thereby.

SECTION 13.4.	COMPLIANCE WITH TIA
Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 13.5.	REVOCATION AND EFFECT OF CONSENTS
Until an amendment, waiver or supplement becomes effective with respect to any Security of any series, a consent to it by a Holder of that series is a continuing consent by such Holder and every subsequent Holder of such Security or portion of such Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any such Security. However, any such Holder or subsequent Holder may revoke the consent as to such Security or portion of such Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of the Outstanding Securities affected have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.
After an amendment, supplement or waiver becomes effective, it shall bind every Holder of the Security of the affected series, unless it makes a change described in any of clauses (1) through (5) of Section 13.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security of that series who has consented to it and every subsequent Holder of such Security or portion of such Security that evidences the same debt as the consenting Holder’s Security; provided that any such waiver shall not impair or affect the right of any Holder of that series to receive payment of principal and premium of and interest on such Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 13.6.	NOTATION ON OR EXCHANGE OF SECURITIES
Securities of any series authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture. If an amendment, supplement or waiver changes the terms of a Security of any series or of a Guarantee, the Trustee may require such Holder of the Security of that series or of the Guarantee to deliver it to the Trustee or require such Holder to put an appropriate notation on such Security or Guarantee. The Trustee may place an appropriate notation on such Security or Guarantee about the changed terms and return it to such Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the affected Security or Guarantee shall issue and the Trustee shall authenticate a new Security of the same series or a new Guarantee that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security or Guarantee shall not affect the validity of such amendment, supplement or waiver.

SECTION 13.7.	TRUSTEE TO SIGN AMENDMENTS, ETC.
The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article XIII; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, liabilities, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article XIII is authorized or permitted by this Indenture.

ARTICLE XIV
MISCELLANEOUS

SECTION 14.1.	TIA CONTROLS
If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control. If any provision of this Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 14.2.	FORM OF DOCUMENTS DELIVERED TO TRUSTEE
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 14.3.	ACTS OF HOLDERS; RECORD DATES
Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantor, as applicable. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 9.1) conclusive in favor of the Trustee and the Company or the Guarantor, as applicable, if made in the manner provided in this Section.
The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
The ownership of the Securities related book entries shall be proved by the Security Register.
Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.
The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of that series; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of that series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 14.4.
The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any notice of default pursuant to Section 9.5, (ii) any declaration of acceleration referred to in Section 8.2, (iii) any request to institute proceedings referred to in Section 8.7(B) or (iv) any direction referred to in

Section 8.11, in each case with respect to Securities of that series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of that series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of that series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 14.4.
With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 14.4 on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 14.4.	NOTICES
Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, recognized overnight courier or registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

if to the Company:
Mohawk Capital Luxembourg S.A.
10B, rue des Mérovingiens
L-8070 Bertrange
Grand Duchy of Luxembourg
R.C.S. Luxembourg: B 198.756
Attn: Principal Financial Officer
Telecopy: [ ]

with a copy to:
Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309
Attention: Paul J. Nozick
Telecopy: 404-253-8253
if to the Guarantor:
Mohawk Industries, Inc.
160 S. Industrial Blvd.
Calhoun, Georgia 30701
Attention: Treasurer
Telecopy: 706-625-3851
with a copy to:
Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309
Attention: Paul J. Nozick
Telecopy: 404-253-8253
if to the Trustee:
U.S. Bank National Association
Global Corporate Trust Services
1349 West Peachtree Street, N.W.
Atlanta, Georgia 30309
Attention: George Hogan
Telecopy: 404-898-2467

Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; the next Business Day after timely delivery to a recognized overnight courier, if sent by such courier guaranteeing next day delivery; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).
Any notice or communication mailed to a Holder shall be mailed to it by first class mail or other equivalent means at its address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.
Where this Indenture provides for Notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depositary or its nominee for such Security (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 14.5.	COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS
Holders of any Security may communicate pursuant to TIA § 312(b) with other Holders of that series with respect to their rights under this Indenture or the applicable Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 14.6.	CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT
Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor shall furnish to the Trustee:
(1)    an Officers’ Certificate (in form and substance reasonably satisfactory to the Trustee and which shall include the statements required by Section 14.7 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)    an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee and which shall include the statements required by Section 14.7 hereof) stating that, in the opinion of such counsel (who may rely on an Officers’ Certificate and certificates of public officials as to matters of fact), all such conditions precedent have been complied with.

SECTION 14.7.	STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)) shall comply with the provisions of TIA § 314(e) and shall include:
(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)    a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 14.8.	RULES BY TRUSTEE, PAYING AGENT, REGISTRAR
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 14.9.	LEGAL HOLIDAYS
Unless otherwise provided as contemplated by Section 3.1 with respect to Securities of any series, in any case where any Interest Payment Date, Redemption Date, Maturity of any Security, Stated Maturity or any date on which a Holder has the right to convert his Security, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any), or conversion of such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Maturity or the Stated Maturity, or on such date for conversion, as the case may be and no interest shall accrue for the intervening period.

SECTION 14.10.	GOVERNING LAW
(a)    THIS INDENTURE, THE SECURITIES AND THE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

(b)    For the avoidance of doubt, the application of articles 85 to 94-8 of Luxembourg law dated 10th August, 1915 on commercial companies, as amended, shall be excluded in relation to the issuance of any of the Securities.
(c)    Each party hereto irrevocably and unconditionally submits to the jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Indenture or the Guarantee, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Indenture against any party hereto or its properties in the courts of any jurisdiction.
(d)    Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture in any court referred to in Section 14.10(c) above. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(e)    Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 14.4 hereof, such service to be effective upon receipt. Nothing in this Indenture will affect the right of any party hereto to serve process in any other manner permitted by law.

SECTION 14.11.	WAIVER OF JURY TRIAL
ALL PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 14.12.	WAIVER OF IMMUNITY
To the extent that any of the Company or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Indenture and the Guarantee.

SECTION 14.13.	JUDGMENT CURRENCY
(a)    If, for the purpose of obtaining or enforcing judgment against any non-U.S. party to this Indenture in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 14.13 referred to as the “Judgment Currency”) an amount due hereunder in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 14.13 being hereinafter in this Section 14.13 referred to as the “Judgment Conversion Date”).
(b)    If, in the case of any proceeding in the court of any jurisdiction referred to in Section 14.13(a) above, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, each applicable non-U.S. party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from any non-U.S. party under this Section 14.13(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of the Indenture.
(c)    The term “rate of exchange” in this Section 14.13(c) means the 10 a.m. (New York City time) spot rate as posted by the Federal Reserve Bank of New York for sales of the Obligation Currency against the Judgment Currency.

SECTION 14.14.	NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS
This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantor or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 14.15.	NO RECOURSE AGAINST OTHERS
No direct or indirect stockholder, employee, officer or director, as such, past, present or future, of the Company, the Guarantor or any successor entity of either of them shall have any personal liability in respect of the obligations of the Company or the Guarantor under this Indenture, the Securities or the Guarantee solely by reason of his or its status as such stockholder, employee, officer or director. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of any Security or any Guarantee.

SECTION 14.16.	SUCCESSORS

All agreements of each of the Company or the Guarantor in this Indenture and any Security shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 14.17.	DUPLICATE ORIGINALS
All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 14.18.	SEVERABILITY
In case any one or more of the provisions in this Indenture or in any Security shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 14.19.	TABLE OF CONTENTS, HEADINGS, ETC.
The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SIGNATURES
IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.
MOHAWK CAPITAL LUXEMBOURG S.A.

By: ___________________________
Name:
Title: Class A Director

By: ___________________________
Name:
Title: Class B Director

MOHAWK INDUSTRIES, INC.

By: ___________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee
By: ___________________________
Name:
Title: